EXHIBIT 99.1

ACME Communications Announces Third Quarter 2003 Results

Net Revenues Grow 20%; EBITDA Improves 34%

SANTA ANA, Calif., Nov. 6, 2003 (PRIMEZONE) -- ACME Communications, Inc. (Nasdaq:ACME), the nation's fourth largest affiliate group of the WB Television Network, today announced financial results for the third quarter ended September 30, 2003.

ACME's net revenues for the quarter increased 20% to $10.8 million compared to net revenues of $9.0 million in the third quarter of 2002. Broadcast cash flow for the quarter was $92,000 compared to a negative broadcast cash flow of $179,000 for the third quarter of 2002. Earnings before interest, taxes, depreciation and amortization (EBITDA, as defined herein) improved 34% to negative $702,000 compared to negative $1.1 million in the third quarter of 2002.

The improvement in broadcast cash flow results for the third quarter reflects continued ratings-driven revenue growth at eight of the Company's nine stations. Station operating expenses for the quarter increased 18% over the third quarter of 2002, reflecting the Company's continued investment in programming, promotion and sales related costs. On a same-station basis, excluding the results of WBUW-TV in Madison, which the Company acquired in the fourth quarter of 2002, net revenues and station operating expenses grew 16% and 12%, respectively, for the quarter.

In connection with the Company's early redemption of the remaining $30 million of its 12% Senior Secured Discount Notes on September 30, 2003, it recorded an expense of $1.1 million in the third quarter. The final redemption of the Company's notes was funded through a combination of cash on hand and borrowings under its amended revolving credit facility. Interest expense for the third quarter was $1.4 million compared to $7.7 million for the third quarter of 2002 and reflects the significant reduction in the Company's debt from the proceeds of the sale of its St. Louis and Portland stations in March 2003 to Tribune Company.

The Company's net loss, before taxes, from continuing operations for the third quarter of 2003 was $4.6 million compared to a $9.9 million pre-tax net loss from continuing operations in the third quarter of 2002. The net loss for the third quarter of 2003 was $5.3 million compared to a net loss for the third quarter of 2002 of $5.4 million, which included approximately $2.2 million of income from the discontinued St. Louis and Portland operations.

Commenting on the quarter's results, Jamie Kellner, ACME's Chairman and CEO, said, "While advertising demand during the third quarter remained relatively soft due to continued economic uncertainties and restrained advertising budgets, most of our stations delivered significant gains in both absolute dollar revenue and market share. Our station group continues to grow its ratings, and we continue to convert these gains into top-line growth. Fourth quarter local advertising demand looks to be significantly weaker than most had expected, but there are clear signs that the national economy is recovering and solid advertising growth has already been seen at both broadcast and cable networks. We believe the local economies in our markets will track the national recovery and we are optimistic that we will see a rebound in local advertising demand in 2004. We remain focused on translating our ratings gains into higher market shares and continued revenue growth, while moderating the growth of our operating expenses, resulting in improving operating leverage."

Liquidity and Debt

Unrestricted cash on hand as of September 30, 2003 was $970,000. The Company's total debt as of September 30, 2003, including obligations for capital leases, was $29.5 million. Net debt, net of restricted cash and cash on hand, was $23.9 million at September 30, 2003 compared to $270.2 million at December 31, 2002. As of September 30, 2003, the Company had approximately $16.2 million remaining availability under its senior credit facility.

Use of Broadcast Cash Flow, EBITDA and Same Station Results

GAAP refers to generally accepted accounting principles in the United States. Broadcast cash flow and EBITDA are non-GAAP measures. Broadcast cash flow is commonly used as an indicator of operating performance for broadcasting companies and is also used to value broadcasting assets. EBITDA is used as a performance measure and to measure a company's ability to service debt, as evidenced by the fact that the Company's senior credit facility contains certain financial covenants relating to the Company's EBITDA.

Broadcast cash flow and EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The Company considers operating loss to be the most comparable GAAP measure to broadcast cash flow and to EBITDA; therefore, the Company has included a reconciliation of broadcast cash flow and EBITDA to operating loss in Supplemental Table 1, as required by Regulation G. (See footnote (1) to Supplemental Table 1 for the definitions of broadcast cash flow and EBITDA). Because broadcast cash flow and EBITDA are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the broadcast cash flow and EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Same station results exclude the results of the Company's December 2002 Madison acquisition. All of the Company's other eight stations have been owned for the entire comparable periods of 2003 and 2002. A reconciliation of selected "As Reported" to "Same Station" operating results is presented in Supplemental Table 3.

Fourth Quarter 2003 Outlook

Based on current fourth quarter pacings and limited visibility for the remainder of the quarter, the Company currently expects its same station fourth quarter 2003 revenue and station operating expenses to finish in the range of 5-10% and 8-12%, respectively, above corresponding net revenue and station operating expenses for the fourth quarter of 2002. Fourth quarter broadcast cash flow is expected to decline modestly compared to a negative broadcast cash flow of $36,000 for the fourth quarter of 2002.

Third Quarter Conference Call

Senior management of ACME will hold a conference call to discuss its third quarter results on Thursday, November 6, 2003, at 4:30 p.m. EST. The dial-in number for the conference call is (973) 935-2402. A replay of the conference call will be available through November 13, 2003 by dialing (877) 519-4471 (U.S.), or (973) 341-3080 (International), reservation code 4248370. In addition, the Company will provide a live webcast of the conference call on the Company's website, located at www.acmecommunications.com. A seven day archived replay of the webcast will also be available at that link.

About ACME Communications

ACME Communications, Inc. owns and operates nine television stations serving markets covering 3.7% of the nation's television households, making the Company the fourth largest affiliate group of The WB Television Network. The Company's stations are: KUWB-TV, Salt Lake City, UT; KWBQ-TV and KASY-TV, Albuquerque-Santa Fe, NM; WBDT-TV, Dayton, OH; WBXX-TV, Knoxville, TN; WIWB-TV, Green Bay-Appleton, WI; WBUI-TV, Champaign-Springfield-Decatur, IL; WTVK-TV, Ft. Myers-Naples, FL and WBUW-TV, Madison, WI. All of the Company's stations, except KASY-TV, a UPN affiliate, are WB Network affiliates. ACME's shares are traded on the NASDAQ Stock Market under the symbol: ACME.

Forward-Looking Statements:

The matters discussed in this press release include forward-looking statements. In addition, when used in this press release, the words "will," "believe," "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including (but not limited to) the impact of changes in national and regional economies, including advertising demand, pricing fluctuations in local and national advertising, volatility in programming costs, the inability to secure Federal Communications Commission approval for construction permits, the possibility of future borrowing limitations under the Company's senior credit facility and the other risk factors set forth in the Company's Form S-1 Registration Statement filed with the Securities and Exchange Commission (the "SEC") on September 29, 1999, pursuant to the Securities Act of 1933 and in the Company's 2002 Form 10-K filed with the SEC on April 1, 2003. If actual results differ materially and adversely in the future the Company could be out of compliance with the financial covenants in its senior credit facility and, therefore, would need to request either an amendment or a waiver of such covenants. There is no assurance that such a waiver or amendment could be obtained. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

              ACME Communications, Inc. and Subsidiaries
                 Consolidated Statements of Operations
                              (Unaudited)
            (In thousands, except share and per share data)

                            For the                   For the
                      Three Months Ended         Nine Months Ended
                         September 30,             September 30,
                   ------------------------  ------------------------
                       2003        2002         2003         2002
                   -----------  -----------  -----------  -----------
 Net revenues      $    10,778  $     9,017  $    32,302  $    25,744

 Operating expenses:
  Station operating
   expenses             10,789        9,154       32,449       26,749
  Depreciation and
   amortization          1,196          999        3,388        2,964
  Corporate expenses       794          884        2,733        2,810
  Equity-based
   compensation             11           66           35          200
                   -----------  -----------  -----------  -----------
    Operating loss      (2,012)      (2,086)      (6,303)      (6,979)

 Other income
  (expenses):
   Interest income          29           27          323          106
   Interest expense     (1,404)      (7,723)     (12,284)     (22,886)
   Loss on early
    extinguishment
    of debt             (1,124)          --      (11,050)          --
   Other expense,
    net                    (59)        (101)         (99)        (189)
                   -----------  -----------  -----------  -----------
 Loss from continuing
  operations before
  income taxes          (4,570)      (9,883)     (29,413)     (29,948)
 Income tax benefit
  (expense),
  continuing
  operations              (731)       2,294       (1,514)     (24,986)
                   -----------  -----------  -----------  -----------
 Loss from continuing
  operations            (5,301)      (7,589)     (30,927)     (54,934)
 Income (loss) from
  discontinued
  operations
  (including gain
  on disposal),
  net of tax                (3)       2,169      111,655        6,194
                   -----------  -----------  -----------  -----------
    Net income
     (loss)             (5,304)      (5,420)      80,728      (48,740)
                   ===========  ===========  ===========  ===========

 Income (loss) per
  share, basic
  and diluted:
   Continuing
    operations     $     (0.32) $     (0.45) $     (1.85) $     (3.28)
   Discontinued
    operations           (0.00)        0.13         6.66         0.37
                   -----------  -----------  -----------  -----------
   Net income
    (loss) per
    share          $     (0.32) $     (0.32) $      4.82  $     (2.91)
                   ===========  ===========  ===========  ===========
 Basic and diluted
  common shares
  outstanding       16,766,834   16,750,000   16,756,637   16,750,000
                   ===========  ===========  ===========  ===========

 See the notes to the consolidated financial statements.

 Supplemental Table 1

               ACME Communications Inc. and Subsidiaries
             Reconciliation of Operating Loss to Broadcast
                   Cash Flow and EBITDA (Unaudited)
                            (In Thousands)

                                  For the               For the
                            Three Months Ended     Nine Months Ended
                               September 30,          September 30,
                            ------------------     ------------------
                              2003       2002        2003       2002
                            -------    -------     -------    -------
                                (Unaudited)           (Unaudited)

 Operating loss             $(2,012)   $(2,086)    $(6,303)   $(6,979)
 Add back:
  Equity-based
   compensation                  11         66          35        200
  Depreciation and
   amortization               1,196        999       3,388      2,964
  Amortization of
   program rights             2,774      2,307       8,177      6,605
  Corporate expenses            794        884       2,733      2,810
  Adjusted program
   payments(1)               (2,671)    (2,349)     (7,984)    (6,844)
                            -------    -------     -------    -------
    Broadcast cash flow          92       (179)         46     (1,244)
 Less:
  Corporate expenses            794        884       2,733      2,810
                            -------    -------     -------    -------
    EBITDA                  $  (702)   $(1,063)    $(2,687)   $(4,054)

 Broadcast cash
  flow margin(1)                0.9%      -2.0%        0.1%      -4.8%
 EBITDA margin(1)              -6.5%     -11.8%       -8.3%     -15.7%

 (1)   We define

     --   broadcast cash flow as operating income, plus equity-
          based compensation, depreciation and amortization, LMA
          fees, amortization of program rights, and corporate
          expenses, less program payments -- the latter as
          adjusted to reflect reductions for liabilities relating
          to expired rights or rights which have been written-off
          in connection with acquisitions;

     --   EBITDA as broadcast cash flow less corporate expenses;

     --   broadcast cash flow margin is broadcast cash flow as a
          percentage of net revenues; and

     --   EBITDA margin is EBITDA as a percentage of net revenues.

 Supplemental Table 2

               ACME Communications Inc. and Subsidiaries
                Selected Comparative Balance Sheet Data
                            (In Thousands)

                                                     As of
                                          ----------------------------
                                          September 30,   December 31,
                                               2003           2002
                                          -------------   ------------
                                           (Unaudited)

                                                 (In thousands)

 Cash (1)                                 $         970   $      1,860
 Total debt (2)                           $      29,473   $    275,001
 Total debt, net of cash and
  restricted cash                         $      23,898   $    270,231

 (1) Cash excludes cash restricted as collateral under capital lease facilities of $4.6 million at September 30, 2003 and $2.9 million at December 31, 2002.

 (2) Total debt includes the Company's 10 7/8% Senior Discount Notes
     (zero at September 30, 2003), 12% Senior Secured Discount Notes
     (zero at September 30, 2003), notes payable under its revolving credit facility and capital lease obligations.

 Supplemental Table 3

              ACME Communications Inc. and Subsidiaries
           Reconciliation of "As Reported" to "Same Station"
                Selected Operating Results (Unaudited)
                            (In Thousands)

                                   For the              For the
                              Three Months Ended    Nine Months Ended
                                 September 30,        September 30,
                               -----------------    -----------------
                                 2003      2002       2003      2002
                               -------   -------    -------   -------
                                  (Unaudited)          (Unaudited)
 Net Revenues:
  As reported                  $10,778   $ 9,017    $32,302   $25,744
  Less: Madison station            340        --      1,015        --
                               -------   -------    -------   -------
   Same station net
    revenues                   $10,438   $ 9,017    $31,287   $25,744
                               -------   -------    -------   -------
 Station Operating Expenses:
  As reported                  $10,789   $ 9,154    $32,449   $26,749
  Less: Madison station            540        --      1,469        --
                               -------   -------    -------   -------
   Same station operating
    expenses                   $10,249   $ 9,154    $30,980   $26,749
                               -------   -------    -------   -------
 Broadcast Cash Flow:
  As reported                  $    92   $  (179)   $    46   $(1,244)
  Less: Madison station            195         1        435         1
                               -------   -------    -------   -------
   Same station broadcast
    cash flow                  $   287   $  (178)   $   481   $(1,243)
                               -------   -------    -------   -------

CONTACT:  ACME Communications, Inc.
          Tom Allen
          (714) 245-9499

          Brainerd Communicators, Inc.
          Chris Plunkett or Todd St. Onge
          (212) 986-6667